UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2011

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

At RAIT Financial Trust’s (“RAIT”) Annual Meeting of Shareholders held on May 17, 2011, pursuant to the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 21, 2011, the voting results were as follows:

  (a)   Proposal 1. Each of the following nominees was elected to the Board of Trustees as follows:

Trustee	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Scott F. Schaeffer	45,313,209	2,226,758	388,461	46,396,382
Edward S. Brown	45,156,765	2,314,491	457,174	46,396,382
Frank A. Farnesi	45,363,563	2,078,602	486,264	46,396,382
S. Kristin Kim	45,146,539	2,324,311	457,580	46,396,381
Arthur Makadon	45,299,000	2,159,581	469,850	46,396,381
Daniel Promislo	44,853,890	2,643,938	430,603	46,396,380
John F. Quigley, III	45,166,322	2,322,008	440,101	46,396,380
Murray Stempel, III	44,219,389	3,294,160	414,882	46,396,380

(b)   Proposal 2. The proposal to approve the selection of Grant Thornton LLP as RAIT’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved as follows:

Votes for	89,053,264
Votes against	4,526,903
Votes abstain	744,645
Broker non-votes	0

(c) Proposal 3. The voting results are set forth below on the proposal to approve an amendment and restatement of RAIT’s 2008 Incentive Award Plan (the “Plan”). Holders of over 85% of the votes cast on this proposal voted to approve the amendment and restatement of the Plan. However, the total votes cast on this proposal did not meet the New York Stock Exchange requirement described in RAIT’s Proxy Statement for the 2011 Annual Meeting of Shareholders (the “Proxy Statement”) that over 50% of RAIT’s outstanding common shares vote on the proposal.  As a result, RAIT will not consider this proposal to have been approved even though the vote was sufficient for approval under Maryland law.

Votes for	40,009,233
Votes against	6,514,713
Votes abstain	1,399.486
Broker non-votes	46,401,379

(d) Proposal 4. The proposal to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement, was approved as follows:

Votes for	39,954,738
Votes against	6,629,306
Votes abstain	1,344,388
Broker non-votes	46,396,379

(e) Proposal 5. The voting results are set forth below on the proposal that the shareholders of RAIT determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of RAIT’s named executive officers as set forth in the Proxy Statement should be every year, every two years, or every three years. Based on these voting results, RAIT’s Board of Trustees has determined that RAIT will hold a vote on named executive officer compensation every three years.

1 Year	19,953,866
2 Years	1,412,861
3 Years	25,110,815
Votes abstain	1,450,880
Broker non-votes	46,396,388

Item 8.01. Other Events.

On May 17, 2011, RAIT Financial Trust (“RAIT”) issued a press release announcing that its Board of Trustees had authorized the declaration of a second quarter 2011 cash dividend on RAIT’s common shares (the “Common Shares”) and authorized a reverse stock split (the “Reverse Stock Split”) of the Common Shares. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Attached as Exhibit 99.2 to this Current Report on Form 8-K is a discussion of material United States federal income tax consequences of the Reverse Stock Split which is incorporated herein by reference.

Exhibit 99.3 to this Current Report on Form 8-K, which is incorporated herein by reference, contains certain selected financial data, including a restatement of RAIT’s weighted average Common Shares outstanding and RAIT’s per share amounts, that revise the historical audited selected financial data as of and for RAIT’s fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006 contained in Item 6 of RAIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 captioned “Selected Financial Data” to give effect to the Reverse Stock Split.

Upon the effective date of the Reverse Stock Split (the “Effective Date”), RAIT expects to make adjustments to certain terms of its outstanding securities, including RAIT’s 7.00% Convertible Senior Notes due 2031 (the “7.00% Convertible Senior Notes”) and 6.875% Convertible Senior Notes due 2027 (the “6.875% Convertible Senior Notes”). Upon the Effective Date, RAIT expects that the respective conversion rates of its 7.00% Convertible Senior Notes and its 6.875% Convertible Senior Notes will be adjusted in accordance with their respective terms as follows:

•	the conversion rate of its 7.00% Convertible Senior Notes will adjust from 390.1677 Common Shares per $1,000 principal amount of such notes (equivalent to a conversion price of approximately $2.56 per common share) to 130.0558 Common Shares per $1,000 principal amount of such notes (equivalent to a conversion price of approximately $7.69 per common share); and

•	the conversion rate of its 6.875% Convertible Senior Notes will adjust from 28.6874 Common Shares per $1,000 principal amount of such notes (equivalent to a conversion price of approximately $34.86 per common share) to 9.5625 Common Shares per $1,000 principal amount of such notes (equivalent to a conversion price of approximately $104.58 per common share).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits furnished as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

May 23, 2011	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 17, 2011 issued by RAIT Financial Trust.
99.2	U.S. Federal Income Tax Consequences of the Reverse Stock Split.
99.3	Selected Financial Data as of and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006, revised to reflect a three for one reverse stock split.